Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in Amendment No. 1 to Registration Statement (No. 333-164016) on Form S-1 of Crown Energy Fund I, LP, of our report dated January 15, 2010, relating to our audit of the financial statements of Crown Exploration Partners, Ltd. for the year ended December 31, 2009.

/s/ HARTMAN LEITO & BOLT, LLP

Dallas, Texas
June 2, 2010